EXHIBIT (a)(5)(G)

NetScout Employee Option Exchange

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  Exchange old grants priced @ $10 or higher

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  All employees eligible, except Chairman and CEO

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  Tender (return) any/all old option grants by 12/9/02

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  New grant after 6 months and 1 day
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  Between June 12 and June 20, 2003
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  Same number of shares as old grant
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  New exercise price set on date of grant
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  Partial reset of old grant vesting
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  Credit for old vesting through new grant date
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  37.5% of old grant total "unvested"
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  Remaining vested balance carried over to new grant

      NetScout Employee Option Exchange

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  3 year vesting period for new options
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  In 12 equal installments

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  Some conditions
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  Each tendered grant cannot be split
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  Entire grant or entire unexercised portion
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  Exercised shares not included
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  If any tendered, 6 month look-back applies
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  Grants since May 7, whatever price, must be tendered
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  New grant vest over 3 years
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  If any tendered, no new grants for 6 months
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  You must be an employee through new grant date

      NetScout Employee Option Exchange

Process
11/8	Employee announcement meeting Offer distributed
11/8-14	Offer document examination period CONSULT YOUR TAX ADVISOR
11/14	Email questions to Jim Hamilton
11/15	1st Q&A meeting
12/2	Email additional questions to Jim Hamilton
12/3	2nd Q&A meeting
NLT 12/9	Employee election forms received Confirmation form sent
6/12-20	New grants made by Board

NetScout Employee Option Exchange

Example: Typical 3 year old option

Option for 160 Shares	Old Option Dec. 9 2002	Old Option in June 2003	New Option in June 2003	Change between Old and New Options in June 2003
No. of Shares	160 shrs	160 shrs	160 shrs	No change
Grant Date	12/1/99	12/1/99	6/15/03
Exercise Price	$23.88	$23.88	Unknown	Lower or Higher
Vesting Period	4 years	4 years	3 years
Vest Time Left	1 year	6 months	3 years	2 1/2 years longer
Shares Vested	120 shrs	140 shrs	80 shrs	60 shrs less

NetScout Employee Option Exchange

Example: Typical 2 year old option

Option for 160 Shares	Old Option Dec. 9 2002	Old Option in June 2003	New Option in June 2003	Change between Old and New Options in June 2003
No. of Shares	160 shrs	160 shrs	160 shrs	No change0
Grant Date	12/1/00	12/1/00	6/15/03
Exercise Price	$16.75	$16.75	Unknown	Lower or Higher
Vesting Period	4 years	4 years	3 years
Vest Time Left	2 years	1 1/2 years	3 years	1 1/2 years longer
Amount Vested	80 shrs	100 shrs	40 shrs	60 shrs less

NetScout Employee Option Exchange

Example: Typical 1 year old option—INELIGIBLE

Option for 160 Shares	Old Option Dec. 9 2002	Old Option in June 2003	New Option in June 2003	Change between Old and New Options in June 2003
No. of Shares	160 shrs	160 shrs	Ineligible
Grant Date	12/1/01	12/1/01	NA
Exercise Price	$9.00	$9.00	NA
Vesting Period	4 years	4 years	NA
Vest Time Left	3 years	2 1/2 years	NA
Amount Vested	40 shrs	60 shrs	NA

NetScout Employee Option Exchange

QUESTIONS AND ANSWERS